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                                                                  Exhibit 23.1






                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-32044 and 333-16077) of First Empire State Corporation of our report dated January 9, 1997, appearing on page 54 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 7, 1997 appearing on page 3 of First Empire State Corporation Retirement Savings Plan and Trust Financial Statements and Additional Information for the years ended December 31, 1996 and 1995 filed herewith as Exhibit 99.1 of this Annual Report on Form 10-K. We consent to the reference to us under the heading "Experts" in such Registration Statements.




/s/ PRICE WATERHOUSE LLP

Buffalo, New York
March 18, 1997